                                                                    EXHIBIT 99.1

FOR IMMEDIATE RELEASE

     GLOBAL TELESYSTEMS, INC. TO SELL GOLDEN TELECOM SHARES FOR $125 MILLION

           Purchasers have option to purchase GTS's remaining interest over the next twelve months


LONDON - 2 APRIL 2001 - Global TeleSystems, Inc. ("GTS") (NYSE: GTS; Easdaq:
GTSG; Frankfurt: GTS) today announced that it had reached an agreement to sell most of the equity it owns in Golden Telecom, Inc. ("Golden Telecom") (NASDAQ:
GLDN) for $125 million. The purchasers include Alfa Group ("Alfa"), which is one of Russia's largest private financial and industrial groups; and two current investors in Golden Telecom: Capital International Global Emerging Markets Private Equity Fund, L.P. ("Capital") and a group of funds affiliated with Baring Private Equity Partners Group ("Barings"). Golden Telecom provides a broad range of telecommunication services to businesses, telecommunication providers and consumers in the Commonwealth of Independent States. The closing of the sale is subject to obtaining U.S. Hart Scott Rodino approval, the completion of SEC Form 10-K for 2000 with standard auditor's opinion and other customary conditions, and is expected to occur during the second quarter of 2001.

Prior to today's announcement, GTS owned approximately 15.1 million shares, or about 61.5%, of Golden Telecom. Under the terms of the agreement, GTS will sell approximately 12.2 million shares of Golden Telecom at a price of $10.25 per-share of common stock, for a total of $125 million, and will retain approximately 2.9 million shares, or 11.7% of Golden Telecom. Alfa will purchase approximately 10.7 million shares or about 43.8% for $110 million; Barings will be acquiring approximately 1.0 million shares for $10 million, bringing their total interest in Golden Telecom to approximately to 1.9 million shares or approximately 7.6%; and Capital will be acquiring approximately 0.5 million shares for $5 million, bringing their total interest in Golden Telecom to approximately to 2.2 million shares, or about 8.8%.

The purchasers also have acquired an option, exercisable over the next 60 days, to purchase from GTS up to an additional $25 million of Golden Telecom shares at a price of $11.00 per share. In addition, if certain conditions are met, the purchasers will have the option to purchase GTS's remaining interest in Golden Telecom over the next twelve months for the greater of $11.00 price per share or a 20% premium to the average closing share price for the 60-day period preceding the purchase date.

The Alfa Bank Corporate Finance Team led the negotiations and structuring of the transaction on behalf of the buyers and was sole advisor to Alfa Group.

The sale of GTS's interest in Golden Telecom is part of an overall restructuring of the company announced on 13 November 2000, which includes the sale of non-strategic assets. The objective of the restructuring is for GTS to emerge as a well-financed, 100% data-focused company, operating under the "Ebone" brand. Ebone is the leading European provider of broadband optical and IP services to carriers, service providers and European enterprises.

Under the previously-announced agreement with an informal committee of Esprit Telecom senior noteholders, GTS agreed to provide financing to a reorganized Business Services unit under the condition that GTS consummated certain sales, the proceeds of which would be sufficient to enable GTS to fund its commitment to the noteholders. The sale of GTS's shares in GTI will satisfy this condition under the agreement with the informal committee of Esprit Telecom senior noteholders.

Robert J. Amman, chairman and chief executive officer of GTS, said: "The sale of the Golden Telecom shares is another major step in our restructuring. Along with the recently announced agreement with the Esprit Telecom senior noteholders, this accomplishes many of the restructuring objectives we set out in our announcement on 13 November 2000. Moreover, it furthers our goal of positioning GTS/Ebone as an all-data company with the assets, financial resources, people and spirit to take advantage of the exploding demand for data and hosting

GTS sells interest in Golden Telecom
Page 2

services among large- and medium-sized corporations, as well as serve our existing carrier and service provider customers."

Robert A. Schriesheim, executive vice president, corporate development and chief financial officer of GTS, said: "The proceeds from the sale of Golden Telecom will provide GTS with additional cash resources to fund our agreement with the Esprit noteholders, as well as the operations of our Ebone broadband and data business unit. This sale is another step in creating a simplified corporate structure that will provide investors with transparency into the true value of our highly EBITDA positive, Ebone broadband and data business."

ABOUT GTS (WWW.GTS.COM)
GTS is the parent company of Ebone, the original and most experienced data-only broadband optical and IP networking company in Europe. Its fibre network extends over 21,000 kilometers, reaching virtually all major European cities. It is Europe's leading broadband IP network, serving 25% of all Internet users and the first IP network to operate at 10 Gbps. The network is directly connected to North America via Ebone's own trans-Atlantic fibre pair, which will be initially provisioned with 80 Gbps of capacity and is expected to be operational in the first half of 2001.

With operations in North America and in 50 European cities, Ebone delivers tailored networking services to telecommunication carriers, Internet service providers, Internet-centric and multinational corporations. Ebone serves over 200 of the leading telecommunication and data customers in Europe and the North America. The company is the original independent pan-European broadband network service provider, making Ebone Europe's most experienced broadband provider.

ABOUT ALFA GROUP (WWW.ALFA-BANK.COM, WWW.ALFABANK.RU)
Alfa Group Consortium is a major, privately-owned Russian financial and industrial group with interests ranging from oil and insurance to real estate and supermarkets. Alfa Bank is one of its core holdings and the largest privately owned bank in Russia with branches across nine time zones in Russia, Ukraine, and Kazakstan, as well as subsidiaries in London, Amsterdam and New York. Alfa Bank is active in commercial and investment banking, asset management and insurance as of December 2000 had total assets of approximately $1.5 billion and capital of more than $150 million. Since its founding in 1990 Alfa Bank/Alfa Group has successfully invested in over 30 companies. Alfa Bank CEO Alex Knaster is a former President and CEO of Credit Suisse First Boston, Moscow and a Harvard MBA.

ABOUT ING ASSET MANAGEMENT, BARING VOSTOK CAPITAL PARTNERS (WWW.BVCP.RU) AND BARING PRIVATE EQUITY PARTNERS (WWW.BPEP.COM) Baring Vostok Capital Partners is a private equity firm with offices in Moscow and Kiev. Currently, Baring Vostok manages 3 investment funds with total capital in excess of 300 million USD. Baring Vostok is a subsidiary of Baring Private Equity Partners ("BPEP") a global private equity firm with approximately 2.0 billion USD of funds under management and 21 offices in 17 countries worldwide. BPEP is a business unit of ING Asset Management. ING Group is a global financial institution that is active in the field of banking insurance and asset management in more than 60 countries with over 90,000 employees.

ABOUT CAPITAL INTERNATIONAL GLOBAL EMERGING MARKETS PRIVATE EQUITY FUND, L.P. (WWW.CAPGROUP.COM) Capital International Global Emerging Markets Private Equity Fund, L.P. is a 600 million USD private equity fund managed by Capital International, Inc. ("CII"). CII, a subsidiary of The Capital Group of Companies Inc., is one of the largest and most experienced emerging markets investment managers in the world with over 30 billion USD of emerging markets assets under management.


GTS AND EBONE CONTACTS
Glenn Manoff (Media)
Tel.: 44-207-769-8290; fax: 44-207-769-8084; email: glenn.manoff@gts.com

Jim Shields (Investors)
Tel.: 44-207-769-8264; fax: 44-207-769-8068; email: jim.shields@gts.com

GTS sells interest in Golden Telecom
Page 3

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors created thereby. Investors are cautioned that all forward-looking statements involve risks and uncertainties. Although GTS believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and therefore, there can be no assurance that the forward-looking statements included in this press release will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by GTS or any other person that the objectives and plans of GTS, as applicable, will be achieved.

                                      # # #